Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Sky Financial Group, Inc. on Form S-8 of our reports dated February 16, 2005, relating to the consolidated financial statements of Sky Financial Group, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 2004.

By:	/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Cleveland, Ohio

May 31, 2005